Ernst & Young LLP            Center for                      Phone: 213-977-3200
                             Strategic Transactions
                             725 South Figueroa Street
                             Los Angeles, California 90017


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference of our firm under the captions "Financial Highlights", "Financial Statements", and "Independent Accountants" in Post-Effective Amendment No. 31 under the Securities Act of 1933 and Amendment No. 31 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A No. 33-75340) and related Prospectus and Statement of Additional Information of Investec Funds (formerly Guinness Flight Investment Funds), and to the incorporation by reference therein of our report dated February 8, 2002 with respect to the financial statements and financial highlights of Investec Funds included in their Annual Report for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                                     /s/Ernst & Young LLP

Los Angeles, California
April 26, 2002